UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2012
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)
(405) 600-0711
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
Effective December 27, 2012, GMX Resources Inc. (the “Company”) closed a transaction wherein the Company purchased from two holders of its 5.00% Senior Convertible Notes due 2013 (the “Notes”) an aggregate principal amount of $8,587,000 of the Notes at a price equal to the aggregate principal amount of the Notes plus accrued and unpaid interest through December 27, 2012.
Effective December 31, 2012, the Company closed a separate transaction wherein the Company purchased from two holders of its Notes an aggregate principal amount of $1,667,000 of the Notes at a price equal to the aggregate principal amount of the Notes plus accrued and unpaid interest through December 31, 2012.
This Current Report on Form 8-K does not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell securities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.
Date: December 31, 2012	By: /s/ James A. Merrill Name: James A. Merrill Title: Chief Financial Officer